Exhibit 99.1

Heritage Commerce Corp to Participate at the Sandler O’Neill 2014 West Coast Financial Services Conference on March 10 – 11, 2014, in Phoenix, AZ

San Jose, California – March 10, 2014 – Heritage Commerce Corp (Nasdaq: HTBK), the holding company (the “Company”)  for Heritage Bank of Commerce (the “Bank”), today announced that management is scheduled to participate at the Sandler O’Neill 2014  West Coast Financial Services Conference in Phoenix, AZ on March 10 – 11, 2014.  For more information on the West Coast Financial Services Conference, or to schedule a one-on-one meeting with Heritage Commerce Corp, please contact a Sandler O’Neill representative.  Conference participation is by invitation only and registration is required.

Heritage Commerce Corp, a bank holding company established in February 1998, is the parent company of Heritage Bank of Commerce, established in 1994 and headquartered in San Jose with full-service branches in Danville, Fremont, Gilroy, Los Altos, Los Gatos, Morgan Hill, Pleasanton, Sunnyvale, and Walnut Creek.  Heritage Bank of Commerce is an SBA Preferred Lender with an additional Loan Production Office in Lincoln, California.  For more information, please visit www.heritagecommercecorp.com.

Member FDIC